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                                                                EXHIBIT 5.1

                                    HALE AND DORR
                                 COUNSELLORS AT LAW
                                   60 State Street
                             Boston, Massachusetts 02109
                           617-526-6000 * Fax 617-526-5000


                                            June 22, 1995


         Boston Technology, Inc.
         100 Quannapowitt Parkway
         Wakefield, Massachusetts 01880

              Re:  1995 Employee Stock Purchase Plan

         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 200,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Boston Technology, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1995 Employee Stock Purchase Plan (the "Plan").

              We have examined the Certificate of Incorporation of the Company, the By-Laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and such Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                            Very truly yours,

                                            /s/ Hale and Dorr
                                           -------------------
                                            HALE AND DORR


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                                                               EXHIBIT 23.2



                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Boston Technology, Inc. on Form S-8 of our reports dated February 28, 1995, on our audits of the consolidated financial statements and financial statement schedules of Boston Technology, Inc. as of January 31, 1995 and 1994, and for each of the three years in the period ended January 31, 1995, which reports are included in the Annual Report on Form 10-K of Boston Technology, Inc.
for the year ended January 31, 1995.




                                        /s/ Coopers & Lybrand L.L.P.
                                        -----------------------------
                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 21, 1995